FIFTH AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     This Fifth Amendment to Amended and Restated Loan and Security
Agreement (the "Fifth Amendment") is made as of the 17th day of July, 2000 by and between

     Fleet Retail Finance Inc. f/k/a BankBoston Retail Finance Inc. (in such capacity, the "Agent"), as Agent for the Lenders party to a certain Amended and Restated Loan and Security Agreement dated as of June 4, 1998, as amended and in effect, the Lenders party thereto, and

     Designs, Inc. (the "Borrower"), a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                              W I T N E S S E T H:

         WHEREAS, on June 4, 1998, the Agent, the Lenders and the Borrower entered in a certain Amended and Restated Loan and Security Agreement (as amended and in effect, the "Agreement"); and

         WHEREAS, the Agent, the Lenders and the Borrower desire to modify certain of the provisions of the Agreement as set forth herein.

         NOW, THEREFORE, it is hereby agreed among the Agent, the Lenders and the Borrowers as follows:

         1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

         2. AMENDMENT TO ARTICLE 1. The provisions of Article 1 of the Agreement are hereby amended as follows:

            (a) by adding the following new definition:

                "June 2000 Resolution": Means the June 26, 2000 resolution of the Board of Directors of the Borrower pursuant to which, among other things, the Board of Directors authorized the Borrower to pay an amount not to exceed $2,500,000.00 in the aggregate to repurchase certain shares of the Borrower=s capital stock.

            (b) by deleting the following text from clause (b) of the definition of "Fixed Charge Coverage Ratio":

                , plus cash payments made in connection with the redemption, retirement, purchase or acquisition of any of the Borrower's capital stock,

                and substituting the following in its stead:

                , plus cash payments made in connection with the redemption, retirement, purchase or acquisition of any of the Borrower's capital stock (except that there shall be excluded from the calculation of Fixed Charge Coverage Ratio any cash payments made by the Borrower at any time after the date of that certain Fifth Amendment to Loan and Security Agreement dated as of July 17, 2000 to repurchase shares of its capital stock as contemplated by, and to the extent permitted by, the June 2000 Resolution),

         3. LOAN TO LEVIN. The Borrower has advised the Lenders that the Borrower has made a loan to one of its officers, David Levin, in the amount of $196,875.00 (the "Levin Loan"). The terms and conditions of the Levin Loan, provide for, among other things, that the Levin Loan shall mature on a date which exceeds ninety (90) days from the date such loan was made by the Borrower. The foregoing provision will result in the violation of Section 4-20(c) of the Agreement and the occurrence of an Event of Default. Notwithstanding the foregoing, the Agent and the Lenders have agreed to waive the Event of Default which would arise as a result of the breach of Section 4-20(c) on account of the making of the Levin Loan. The within waiver of the Event of Default described herein is a one-time waiver and shall not be deemed to constitute a waiver of the provisions of
            Section 4-20(c) of the Agreement on any future or occasion or with respect to any other defaults arising under the Agreement.

         4. RATIFICATION OF LOAN DOCUMENTS. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Liabilities, as modified hereby are and continue to be secured by the Collateral pledged to the Lender by the Borrower. The Borrower acknowledges and agrees that Collateral includes all amounts due and owing to the Borrower pursuant to the Levin Loan.


         5. MISCELLANEOUS

               (a) This Fifth Amendment may be executed in several
            counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

               (b) This Fifth Amendment expresses the entire
            understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

               (c) Any determination that any provision of this
            Fifth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fifth Amendment.

               (d) The Borrower shall pay on demand all costs and
            expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment.

               (e) The Borrower warrants and represents that the
            Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Fifth Amendment and is not relying on any representations or warranties of the Agent or any Lender or their respective counsel in entering into this Fifth Amendment.


         IN WITNESS WHEREOF, the parties have hereunto caused this Fifth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                    AGENT

                                    FLEET RETAIL FINANCE INC.


                                    By:    /S/ DM MURRARY
                                           -------------------
                                    Name:  D.M. MURRAY
                                           -------------------
                                    Title: Mg. Dir
                                           -------------------


                                    LENDERS

                                    FLEET RETAIL FINANCE INC.



                                    By:    /S/ DM MURRARY
                                           -------------------
                                    Name:  D.M. MURRAY
                                           -------------------
                                    Title: Mg. Dir
                                           -------------------

                                    WELLS FARGO BUSINESS CREDIT, INC.


                                    By:    /S/ SCOTT FIORE
                                           -------------------
                                    Name:  SCOTT FIORE
                                           -------------------
                                    Title: Vice President
                                           -------------------

                                    BORROWER

                                    DESIGNS, INC.


                                    By:    /S/ DAVID A. LEVIN
                                           -------------------
                                    Name:  DAVID A. LEVIN
                                           -------------------
                                    Title: President, Chief Executive Officer
                                           -------------------
580424.3